AMERITECH SENIOR MANAGEMENT
                    SHORT TERM INCENTIVE PLAN

   (As Amended and Restated Effective as of February 1, 1998)

                   AMERITECH SENIOR MANAGEMENT
                    SHORT TERM INCENTIVE PLAN

   (As Amended and Restated Effective as of February 1, 1998)

                        TABLE OF CONTENTS

SECTION                                      PAGE
  1      Purpose                              1

  2      Awards                               1

  3      Eligibility                          2

  4      Adjustments                          4

  5      Other Conditions                     5

  6      Change in Control                    6

  7      Designation of Beneficiaries         8

  8      Plan Administration                  8

  9      Amendment and Termination of the Plan         9


                   AMERITECH SENIOR MANAGEMENT
                    SHORT TERM INCENTIVE PLAN

   (As Amended and Restated Effective as of February 1, 1998)

     1.  Purpose.   The purpose of the Ameritech Senior Management
Short Term Incentive Plan (the "Plan") is to provide Senior Management Employees of Ameritech Corporation, a Delaware corporation (the "Company") or of any Subsidiary or Affiliate of the Company (an "Employer"), with incentive compensation based upon the achievement of financial, service and management performance goals for the Company and its Subsidiaries or Affiliates. For purposes of the Plan, the term "Subsidiary" means any corporation of which the Company owns at least 50% of the combined voting power of all classes of stock entitled to vote. The term "Affiliate" means any corporation other than a Subsidiary which would be a member of a controlled group of corporations with the Company under section 1563(a) of the Code. The "Effective Date" of the amended and restated Plan is February 1, 1998.

     2.  Awards.

     (a) The Board of Directors of the Company (the "Board") may make awards in each calendar year with respect to the preceding calendar year (the "Award Year"), beginning with awards made in 1985 with respect to Award Year 1984, in such amounts and to such of the eligible Senior Management Employees (as defined in Section 3) as it may determine in its sole discretion, subject to the conditions and limitations of the Plan. Awards shall be paid in cash in the calendar year during which such awards are made, except to the extent that an eligible employee has made an election to defer the receipt of such award pursuant to the Ameritech Corporate Resource Deferral Plan.

     (b) The Board shall approve a standard award ("Standard Award") for each level of management eligible to receive awards under the Plan for each Award Year for which it intends to grant awards. The Board shall also determine a percentage rate (the "Annual Percentage Rate") applicable to the Standard Awards based upon the criteria contained in subsection (c) below relating to the achievement of annual financial and other corporate goals during the Award Year. Annual Percentage Rate shall serve as a guideline in making awards to eligible Senior Management Employees under the Plan whose awards may, depending upon individual performance, be more or less (including no award) than such Annual Percentage Rate applied to the Standard Awards for an Award Year.

                         .
     (c)  The Annual Percentage Rate applicable to the Standard
          Awards referred to in subsection (b) above shall be based upon the level of achievement during the Award Year with regard to:

          A. Financial performance of the Company and its [consolidated subsidiaries] (prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with subsection 8(a));

          B. Service performance of the Company and its [consolidated subsidiaries]; and

          C. Management performance.

The Board shall establish the performance criteria described in paragraphs A and B above and shall evaluate the management performance described in paragraph C above.

     3.  Eligibility.

     (a) An award may be granted for an Award Year to, or on account of, each Senior Management Employee of the Company or its Subsidiaries or Affiliates who is in active service during such Award Year (whether or not such Senior Management Employee is employed or alive on the date an award is actually granted); provided, however, that such Senior Management Employee has completed at least three months of active service at such level with the Company or a Subsidiary or Affiliate during the Award Year (excluding any time during which the Senior Management Employee was absent from service on account of sickness or disability and was receiving any benefits under a Sickness and Accident Disability Benefit Plan ("SADBP") maintained by the Company or an Associated Company ("Disability Benefits")). The term "Senior Management Employee" means an employee who has attained any of salary grades CR5 through 9 and any individual who was a participant in the Plan as of December 31, 1994 as long as such individual continues to meet the requirements to be a Senior Management Employee under the Plan as it existed as of December 31, 1994 or meets such requirements under the Plan as it exists from time to time after that date. Employees are not rendered ineligible under the Plan solely by reason of being a member of the Board.

     (b) Subject to the provisions of Section 6 below, the Standard Award applicable to an employee otherwise eligible to receive an award under the Plan for an Award Year shall be prorated over the Award Year, or the employee shall be ineligible to receive an award for an Award Year, as determined below:

          (1) entrance to or exit from   -    prorate from the date
              a level of management           of entrance or exit
              eligible for awards after       to the nearest half month
              the beginning of the
              Award Year

          (2) changes in market rate     -    prorate according to time
              during an Award Year            of active service at each
                                              position rate to the
                                              nearest half month

          (3) receipt of Disability      -    prorate to the day based
              Benefits for more than          on time of service while
              three months in an              not receiving Disability
              Award Year under the
              Company or any Associated
              Company SADBP

          (4) receipt of Disability      -    no reduction in
              Benefits for three months       applicable Standard
              or less in an Award Year        Award
              under the Company or any
              Associated Company SADBP

          (5) normal retirement, early   -    prorate to date of
              retirement with the             retirement or transfer
              approval of the Company
              or transfer to another
              Associated Company during
              an Award Year

          (6) leave of absence during    -    prorate to date leave
              an Award Year                   commences unless
                                              otherwise provided by
                                              the Board

          (7) death during an Award      -    prorate to date of death
              Year

          (8) early retirement during    -    no award
              an Award Year without the
              approval of the Company

          (9) resignation during an      -    no award
              Award Year

          (10)demotion during or after   -    no award
              an Award Year because of
              unsatisfactory performance
              to a position within a
              compensation  group below
              the compensation group
              designated as "Senior Management Employee"

         (11) dismissal during or        -    no award
              after an Award Year by
              the Company or any
              Associated Company

          For all purposes under the Plan, the term
          "normal retirement" shall mean retirement on or after the date on which the employee reaches age 65 (or, if later, the fourth anniversary of the date the employee commenced participation in the Ameritech
          Management Pension Plan), and the term "early retirement" shall mean retirement on or after the date on which the Senior Management
          Employee's combined age and years of service equals 75, subject to Committee authorization. For all purposes under the Plan, an employee shall be deemed to have retired only if he has terminated employment with the Company and its Subsidiaries or Affiliates and is receiving retirement benefits under a pension plan maintained by the Company or a Subsidiary or Affiliated
          Company.

     (c) Notwithstanding any other provision of the Plan, with respect to eligible employees transferred between Subsidiaries or
          Affiliated Companies during an Award Year, the Subsidiary or Affiliated Company last employing the employee during such Award Year shall determine and pay the entire short term award, if any, for such Award Year.

     4.   Adjustments.

     (a) In order to effectuate the purpose of the Plan, the Board may make adjustments in the criteria established for any Award Year under
          Section 2 which reflect any extraordinary changes that may have occurred during the Award Year or which significantly alter the basis upon which such performance levels were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. Any adjustments made by the Board can be made at any time and in any manner that the Board in its sole discretion deems appropriate and any and all such adjustments shall be conclusive and binding upon all parties concerned.

     (b) In the event of any change in the number of outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, the Board shall make such adjustments, if any, that it deems appropriate in the performance levels established under Section 2 for any Award
          Year not then completed and any and all such adjustments shall be conclusive and binding upon all parties concerned.

     5.   Other Conditions.

     (a) No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible employees under the Plan. Awards under the Plan may not be voluntarily or involuntarily assigned or alienated.

     (b) Neither the Plan, nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company or any Associated
          Company.

     (c) The Company and any Associated Company shall have the right to deduct from any award to be paid under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payment.

     (d) The amount of any award payable under the Plan shall be paid from the general revenues of the Company or an Associated Company, as the case may be.

     (e) Notwithstanding any other provision of the Plan, no awards will be made if, at the time payment would have been made:

           (i)  the regular quarterly dividend on any
            outstanding common or preferred shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares;

          (ii)  the rate of dividends on common shares
            of the Company is lower than any regular quarterly dividend paid during the Award
            Year, adjusted for any stock split,
            combination, exchange or similar change;
            or

         (iii)     estimated net income of the
            Company, and its consolidated subsidiaries for the twelve-month period preceding the month the awards would otherwise have been made is less than the sum of: (1) the amount of the awards to be made under the Plan and the Short Term Incentive Plans of
            Associated Companies ("Associated Company
            Plans"); (2) the amount of payments and
            awards eligible for distribution to Senior
            Management Employees under the Ameritech
            Long Term Incentive Plan, the Ameritech
            1989 Long Term Incentive Plan, the Long
            Term Stock Incentive Plan, and any
            successor plans, (the "Long Term Plans") in that month; and (3) all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding preferred and common shares of the Company.
     In the event that net income available under clause (iii) next above for awards under the Plan, the Associated Company Plans and for payments and awards eligible for distribution under the Long
     Term Plans is sufficient to cover part but not all of such amounts, the following order shall be applied, pro rata, within each category:

            (i) dividend equivalent payments under the Long Term Plans;

            (ii)     units eligible for distribution
          under the Long Term Plans;

          (iii)awards under the Plan and the Associated Company Plans.

      (f) Unless otherwise provided by the Board, awards under the Plan shall be excluded in determining benefits under any pension, retirement, disability, death, savings or other benefit plan of the Company excluding any non-qualified pension plan maintained by the Company for the purpose of providing non-qualified pension benefits with respect to such awards."

     6.  Change in Control.   If a Change in Control
(as defined below) occurs, then each eligible employee
(determined under Section 3 but without regard to whether the employee has completed at least three months of active service in the applicable Award Year) who is also actively employed by the Company on the date of the Change in Control shall receive as soon as practicable following the earlier of his termination of employment or the end of the calendar year in which such Change in Control occurs, not less than 100% of the Standard Award for the Award Year in which the Change in Control occurs, subject to upward adjustment based on the criteria established by the Board of Directors of the Company prior to the Change in Control. For purposes of the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which is as follows:

     (i)  any "person" (as such term is used in
          Section 13(d) and 14(d)(2) of the Securities
          Exchange Act of 1934) other than:

          (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or

          (B) the Participant or any other person
               acting in concert with the Participant;

          is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange
          Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (i) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

     (ii) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (ii) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

     (iii)         during any period of 12 consecutive
          months there shall cease to be a majority of the Board of Directors comprised as follows:
          individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (iv) the stockholders of the Company approve a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other company other than:

          (A) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 55% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

          (B) a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least a majority of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of paragraph (iv) above, the phrase
"surviving entity" shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include (1) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or paragraph (iv) above, or
(2) any director who was not a director at the beginning of the 12-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors who were directors before the beginning of such period.

     7.   Designation of Beneficiaries.   An eligible
employee may designate a beneficiary or beneficiaries
(who may be designated contingently or concurrently) to receive all or part of the awards which may be granted to the employee under the Plan in case of the eligible employee's death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be made on a form provided by the Company for the purpose and shall be signed by the employee and delivered to the Company prior to the employee's death.
In case of the employee's death, an award granted under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any award granted to a deceased employee with respect to whom a designation of beneficiary is not effective, either because the employee failed to designate a beneficiary or because the designated beneficiary has predeceased the employee, shall be distributed to the employee's estate. If there shall be any question as to the legal right of any beneficiary to receive an award under the Plan, the amount in question may be paid to the estate of the employee, in which event the Company shall have no further liability to anyone with respect to such amount.

    8.   Plan Administration.

    (a) The Board shall have the exclusive right and discretion to administer and interpret the Plan, to establish rules for its administration and to determine the entitlement to benefits under the Plan. Any decision made by the Board on any matter within its discretion is conclusive, final and binding on all persons and not subject to further review. The level of financial, service and management performance referred to in Section 2 achieved for each Award Year shall be conclusively determined by the Board. The determination of financial performance achieved for any Award Year may but need not be adjusted to reflect extraordinary financial items and adjustment or restatements of the financial statements, in the discretion of the Board. Any such determination shall not be affected by subsequent adjustments or restatements. Any determinations or actions required or permitted to be made by the Board may be delegated to the Compensation Committee of the Board. The Board, and such Committee of the Board, in making any determinations under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and any Subsidiary or Affiliated Company and of counsel, public accountants and other professional or expert persons.

     (b) The Plan shall be governed by the laws of the State of Illinois, to the extent not superseded by any applicable Federal law.

     9.  Amendment and Termination of the Plan.   The Board
may, at any time, amend or terminate the Plan; provided, however, that neither an amendment of nor the termination of the Plan shall reduce or impair the interests of eligible employees in awards made under the Plan as at the date of amendment or termination, as the case may be.